UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 20, 2022
 Date of Report (Date of earliest event reported)

FINGERMOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41187	20-0077155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1460 Broadway New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	FNGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On December 20, 2022, FingerMotion, Inc. (the “Company” or “FingerMotion”) issued a news release to announce that it has entered into a service agreement with ShareIntel-Shareholder Intelligence Services, LLC (“ShareIntel”) to further assist The Christian Levine Law Group, as well as Warshaw Burstein, LLP (“Christian Warshaw Group”), each already retained by the Company, to review the trading history of the Company’s common stock for the past two years and to track same going forward. ShareIntel utilizes a patented process called DRIL-Down™ to aggregate and analyze repository data from reporting entities, broker-dealers and shareholders enabling FingerMotion Inc. to proactively track shareholder ownership, identify parties to suspicious, aberrant or unusual trading activity and deploy corrective action steps to help curtail such activity. Christian Warshaw Group has been pursuing investment banking and brokerage firms on Wall Street for over 20 years for illegal naked short selling, which is a sophisticated form of stock manipulation. The Company believes it may have been the target of a market manipulation scheme involving illegal naked short selling of its common stock over the last two years and has decided to investigate and expose any wrongdoing.

“It is obvious when our stock trades in multiples of the outstanding shares in a single day that the markets’ checks and balances failed,” said Martin Shen, CEO of FingerMotion Inc. “Since we know that the trading in our stock was irregular, it is our duty to our shareholders to understand the magnitude of the issue and we will leverage ShareIntel’s patented processes and proprietary analytics to find reporting anomalies among market makers, banks, broker-dealers and clearing firms. ShareIntel also has the ability to track share ownership and identify any suspicious, aberrant and or unusual trading activity, which supports our continuing commitment to protect our investors and maximize shareholder value. Based on the pedigree of our investigating firms we believe they will be able to help prove whether or not our Company is and or has been the subject and victim of illegal naked short selling.”

“We have the hands-on experience to identify parties that have potentially engaged in illegal naked short selling. We work in parallel with The Christian Levine Law Group to implement action to address such activity,” said David Wenger, President and Chief Executive Officer of ShareIntel.

A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	News Release dated December 20, 2022

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.

DATE: December 20, 2022	By:	/s/ Martin J. Shen
Martin J. Shen
CEO